FIRST LOAN MODIFICATION AGREEMENT

                This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of  9/28/11, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, NY 10017 (“Bank”) and PLUG POWER INC., a Delaware corporation, with its principal place of business at 968 Albany Shaker Road, Latham, New York 12110 (“Borrower”).

1.                    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 9, 2011, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                    DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of August 9, 2011, between Borrower and Bank (as amended, the “ IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                     DESCRIPTION OF CHANGE IN TERMS.

A.            Modifications to Loan Agreement.

1               The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b) thereof:

“              (i)            In addition and notwithstanding the foregoing: (i) the aggregate amount of (1) Advances outstanding hereunder, plus (2) the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.2, plus (3) the portion of the FX Reduction Amount based on FX Forward Contracts, plus (4) the sum of amounts utilized for Cash Management Services pursuant to Section 2.1.4, may not exceed Seven Million Dollars ($7,000,000.00) and (ii) the aggregate amount of Advances based on Inventory Placeholder Invoices outstanding at any time may not exceed the Inventory Placeholder Availability Amount.

                (ii)           The sum of (A) the aggregate amount of the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.2, plus (B) the FX Reduction Amount, plus (C) the sum of amounts utilized for Cash Management Services pursuant to Section 2.1.4, may not exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate at any time.”

and inserting in lieu thereof the following:

“              (i)            Notwithstanding any terms in this Agreement to the contrary: (i) the aggregate amount of Advances outstanding hereunder may not exceed Seven Million Dollars ($7,000,000.00); and (ii) the aggregate amount of Advances based on Inventory Placeholder Invoices outstanding at any time may not exceed the Inventory Placeholder Availability Amount.

(ii)           Intentionally omitted.”

2                 The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.2 thereof:

                “              2.1.2       Letters of Credit Sublimit.

(a)           Upon Borrower’s request, Bank may, in its good faith business discretion, issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account.  The aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) may not exceed the amounts set forth in Section 2.1.1(b) above.  Any such aggregate amounts utilized hereunder, to the extent not cash secured as set forth herein, shall reduce the amount otherwise available for Credit Extensions hereunder.  At any time when Borrower’s unrestricted cash maintained with Bank is less than Five Million Dollars ($5,000,000.00), Borrower shall provide to Bank cash collateral in an amount equal to (i) with respect to outstanding Letters of Credit denominated in Dollars, one hundred and five percent (105.0%), and (ii) with respect to outstanding Letters of Credit denominated in a currency other than Dollars, one hundred ten percent (110.0%), of the Dollar Equivalent amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.  All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”).  Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.  Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letters of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto, except for errors or mistakes directly resulting from Bank’s gross negligence or willful misconduct.

(b)           The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(c)           Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency.  If a demand for payment is made under any such Letters of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(d)           To guard against fluctuations in currency exchange rates, upon the issuance of any Letters of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) in an amount equal to ten percent (10.0%) of the Dollar Equivalent amount of such Letters of Credit.  The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate.

(e)           Borrower shall pay Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank.”

                                                and inserting in lieu thereof the following:

“              2.1.2       Bank Services.  At any time when Borrower’s unrestricted cash maintained with Bank is less than Five Million Dollars ($5,000,000.00), Borrower shall immediately pledge cash collateral to Bank to cash secure any obligations with respect to Bank Services provided by Bank on terms and conditions acceptable to Bank and: (a) with respect to Letters of Credit, in an amount equal to (i) for Letters of Credit denominated in Dollars, one hundred and five percent (105.0%) and (ii) with respect to Letters of Credit denominated in a currency other than Dollars, one hundred ten percent (110.0%), in each case of the Dollar Equivalent amount of all such Letters of Credit, plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment); (b) with respect to FX Forward Contracts, in an amount consistent with Bank’s current foreign exchange contracts policies; and (c) with respect to cash management services, an amount consistent with Bank’s current cash management services policies.  Any such cash collateral shall be required to be maintained for so long as Borrower’s unrestricted cash maintained with Bank is less than Five Million Dollars ($5,000,000.00).”

3                The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.3 thereof:

“              2.1.3       Foreign Exchange Sublimit.  Upon Borrower’s request, Bank may, in its good faith business discretion, permit Borrower to use a portion of its availability hereunder (which amount is set forth in Section 2.1.1(b)) to enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”).  FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10.0%) of each outstanding FX Forward Contract.  If the FX Forward Contracts are not cash secured as contemplated herein, the amount otherwise available for Credit Extensions hereunder shall be reduced by an amount equal to ten percent (10.0%) of each outstanding FX Forward Contract (the “FX Reduction Amount”).  Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with FX Forward Contracts will be treated as Advances and will accrue interest at the interest rate applicable to Advances.  At any time when Borrower’s unrestricted cash maintained with Bank is less than Five Million Dollars ($5,000,000.00), Borrower shall provide to Bank cash collateral in an amount consistent with Bank’s current foreign exchange contracts policies to secure all of the Obligations relating to all outstanding FX Forward Contracts.”

and inserting in lieu thereof the following:

                                                                “              2.1.3       Intentionally omitted.”

4               The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.4 thereof:

“              2.1.4       Cash Management Services Sublimit.  Upon Borrower’s request, Bank may, in its good faith business discretion, permit Borrower to use a portion of its availability hereunder (which amount is set forth in Section 2.1.1(b)) for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).  Any amounts Bank pays on behalf of Borrower for any Cash Management Services, to the extent not cash secured as contemplated herein, shall reduce the amount otherwise available for Credit Extensions hereunder.  At any time when Borrower’s unrestricted cash maintained with Bank is less than Five Million Dollars ($5,000,000.00), Borrower shall provide to Bank cash collateral in an amount consistent with Bank’s current cash management services policies to secure all of the Obligations relating to all outstanding Cash Management Services.”

and inserting in lieu thereof the following:

                                                                “              2.1.4       Intentionally omitted.”

5               The Loan Agreement shall be amended by adding the following new text, to appear at the end of Section 4.1 thereof:

“Borrower acknowledges that it may have previously entered, and/or may in the future enter, into Bank Services with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority security interest granted herein.”

6                The Loan Agreement shall be amended by adding the following new sentence, appearing immediately after the first sentence in Section 12.9 thereof:

“In addition to and without limiting the foregoing, the grant of a security interest by Borrower in Section 4.1 shall survive until the termination of this Agreement and all Bank Services Agreements.”

7                The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“              “Bank Services” are any products and/or credit services facilities provided to Borrower by Bank, including, without limitation, all letters of credit, guidance facilities, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services) and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“              “Bank Services Agreement” is defined in the definition of Bank Services.”

8               The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

                                                                “              “Cash Management Services” is defined in Section 2.1.4.”

“              “FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.”

“              “FX Reduction Amount” is defined in Section 2.1.3.”

“              “Letter of Credit Application” is defined in Section 2.1.2(a).”

“              “Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).”

 “             “Settlement Date” is defined in Section 2.1.3.”

9                The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“              “Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

“              “FX Forward Contract” is defined in Section 2.1.3.”

“              “Invoice Transmittal” shows Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number, and, with respect to requests for Credit Extensions made pursuant to Sections 2.1.2, 2.1.3 and/or 2.1.4, includes (i) the type of Credit Extension requested and (ii) the requested amount of such Credit Extension.”

“              “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank, including, without limitation, as set forth in Section 2.1.2.”

“              “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the SVB Control Agreement, other Control Agreements, the Borrowing Resolutions, any subordination agreements, any note, or notes or guaranties executed by Borrower and/or any Guarantor, and any other present or future agreement between Borrower and/or any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

and inserting in lieu thereof the following:

 “             “Credit Extension” is any Advance, or any other extension of credit by Bank for Borrower’s benefit (including, without limitation, pursuant to any Loan Documents).”

“              “FX Forward Contracts” are foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency.”

“              “Invoice Transmittal” shows Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.”

“              “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank.”

“              “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the SVB Control Agreement, other Control Agreements, any Bank Services Agreement, the Borrowing Resolutions, any subordination agreements, any note, or notes or guaranties executed by Borrower and/or any Guarantor, and any other present or future agreement between Borrower and/or any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

4.                    FEES.  Borrower shall reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                    RATIFICATION OF IP SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement.

6.                    RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 9, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.                    CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.                    RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.                    NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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                This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK: